Exhibit 99.1

Endurance International Group Reports 2019 Fourth Quarter

and Full Year Results

Fourth Quarter 2019

•	GAAP revenue of $277.2 million

•	Net income of $9.6 million

•	Adjusted EBITDA of $78.2 million

•	Cash flow from operations of $46.3 million

•	Free cash flow of $32.1 million

Fiscal Year 2019

•	GAAP revenue of $1.113 billion

•	Net loss of $12.3 million

•	Adjusted EBITDA of $313.6 million

•	Cash flow from operations of $162.0 million

•	Free cash flow of $114.7 million

•	Total subscribers on platform were approximately 4.766 million at December 31, 2019

BURLINGTON, MA (February 6, 2020) — Endurance International Group Holdings, Inc. (Nasdaq: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its fourth quarter and fiscal year ended December 31, 2019.

“Our focus on our core strategic brands and investing to increase the value we deliver to our customers resulted in continued financial progress in the fourth quarter,” commented Jeffrey H. Fox, president and chief executive officer at Endurance International Group. “After adjusting for the impact of the sale of our SinglePlatform business, we had positive net adds and our year over year revenue continued to progress toward inflection. The team is focused on returning the company to growth, and we believe our revenue and subscriber trends reflect the substantial progress we have made in 2019.”

Fourth Quarter and Full Year 2019 Financial Highlights

As previously disclosed, the company completed the sale of SinglePlatform on December 5, 2019. For comparative purposes, selected figures represented below do not adjust for the sale of SinglePlatform unless noted.

•

Revenue for the fourth quarter of 2019 was $277.2 million, a decrease of 2 percent compared to $282.4 million in the fourth quarter of 2018.    Excluding the impact of SinglePlatform for both periods, revenue was $272.4 million compared to $275.1 million in the fourth quarter of 2018, a year over year decrease of 1 percent.

•

Revenue for fiscal year 2019 was $1.113 billion, a decrease of 3 percent compared to $1.145 billion in fiscal year 2018. Excluding the impact of SinglePlatform for both periods, fiscal 2019 revenue was $1.088 billion compared to $1.117 billion in fiscal 2018, a year over year decrease of 3 percent.

•

Net income attributable to Endurance International Group Holdings, Inc. for the fourth quarter of 2019 was $9.6 million, or $0.07 per diluted share, compared to net income of $12.8 million, or $0.09 per diluted share, for the fourth quarter of 2018. For fiscal year 2019, net loss attributable to Endurance International Group Holdings, Inc. was $12.3 million, or $(0.09) per diluted share, compared to a net income of $4.5 million, or $0.03 per diluted share, for fiscal year 2018.

•

Adjusted EBITDA for the fourth quarter of 2019 was $78.2 million, a decrease of 1 percent compared to $79.3 million in the fourth quarter of 2018. Adjusted EBITDA for fiscal year 2019 was $313.6 million, a decrease of 7 percent compared to $338.1 million in fiscal year 2018.

•

Cash flow from operations for the fourth quarter of 2019 was $46.3 million, a decrease of 5 percent compared to $49.0 million for the fourth quarter of 2018. Cash flow from operations for fiscal year 2019 was $162.0 million, a decrease of 11 percent compared to $182.6 million for fiscal year 2018.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment obligations, for the fourth quarter of 2019 was $32.1 million, an increase of 36 percent compared to $23.6 million for the fourth quarter of 2018. Free cash flow for fiscal year 2019 was $114.7 million, a decrease of 11 percent compared to $129.2 million in fiscal year 2018.

•	During fiscal year 2019, the company reduced the balance of its term loan by $131.0 million.

Full Year and Fourth Quarter Operating Highlights

•

Total subscribers on platform at December 31, 2019 were approximately 4.766 million, compared to approximately 4.780 million subscribers at September 30, 2019 and 4.802 million subscribers at December 31, 2018. As a result of the SinglePlatform disposition in December 2019, total subscriber count was reduced by approximately 23,000 subscribers. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the fourth quarter of 2019 was $19.34, compared to $19.50 for the fourth quarter of 2018. ARPS for fiscal year 2019 was $19.35, compared to $19.37 for fiscal year 2018.

Fiscal 2020 Guidance

The company is providing the following guidance as of the date of this release, February 6, 2020. For the full year ending December 31, 2020, the company expects:

	2019 Actual As Reported	2019 Adjusted for SinglePlatform Sale*	2020 Guidance (as of February 6, 2020)
GAAP revenue	$1.113 billion	$1.088 billion	$1.085 to $1.110 billion
Adjusted EBITDA	$314 million	$310 million	approx. $ 300 million

In addition, the company expects cash flow from operations of approximately $160 million and free cash flow of approximately $110 million.

*

As previously disclosed, the company sold its SinglePlatform business on December 5, 2019. These figures represent 2019 revenue and adjusted EBITDA as if the company had sold this business prior to January 1, 2019. From January 1, 2019 until the sale date, the SinglePlatform business contributed approximately $25.4 million in GAAP revenue and $4.0 million in adjusted EBITDA (excluding the impact of corporate cost allocations).

Adjusted EBITDA and free cash flow are non-GAAP financial measures. The company is unable to reconcile adjusted EBITDA guidance to GAAP without unreasonable efforts, as further discussed below in “Non-GAAP Financial Measures.” A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP for past periods, as well as a reconciliation of free cash flow guidance to operating cash flow, is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s fourth quarter and full year 2019 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EST on Thursday, February 6, 2020. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. In this press release, we are also presenting the following additional non-GAAP financial measures for fiscal year 2019: revenue - excluding SinglePlatform and adjusted EBITDA - excluding SinglePlatform. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Revenue - excluding SinglePlatform is a non-GAAP financial measure that we calculate as revenue excluding revenue contributed by our SinglePlatform business, which we sold on December 5, 2019. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, gain on sale of business, (gain) loss of unconsolidated entities, impairment of goodwill and other long-lived assets, SEC investigations reserve, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Adjusted EBITDA - excluding SinglePlatform is a non-GAAP financial measure that we calculate as adjusted EBITDA less adjusted EBITDA contributed by our SinglePlatform business, which we sold on December 5, 2019. Adjusted EBITDA contributed by our SinglePlatform business excludes the impact of corporate costs that we had allocated to SinglePlatform, since we will continue to incur these costs following the sale. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment).

Fiscal 2020 guidance included in this press release includes forward-looking guidance for adjusted EBITDA and FCF. A reconciliation of FCF guidance to cash flow from operations is included below. We are unable to reconcile our adjusted EBITDA guidance to net (loss) income because certain information necessary for this reconciliation is not available without unreasonable efforts since it is difficult to predict and/or dependent on future events that are outside of our control. In particular, we are unable to provide reasonable predictions of the following reconciling items: income tax expense (benefit), transaction expenses and charges, and impairment of goodwill and other long-lived assets. These items are difficult to predict with a reasonable degree of accuracy because of unanticipated changes in our GAAP effective income tax rate, a primary contributor to net income; uncertain or unanticipated acquisition costs; and unanticipated charges related to asset impairments. The impact of these items, in the aggregate, could be significant. With respect to the other reconciling items, as of the date of this press release, we expect the following for 2020 (all amounts are estimated, approximate, and subject to change): interest expense (net) of $130 million, depreciation expense of $46 million, amortization expense for other intangible assets of $72 million, and stock-based compensation expense of $30 million. At this time, we do not expect expenses in 2020 for the remaining reconciling items. These forward-looking estimates of reconciling items may different materially from our actual results and should not be relied upon as statements of fact.

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. There were no adjustments in the fourth quarter of 2019.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial guidance for fiscal year 2020 and statements reflecting the expectation that we will return to year over year revenue growth in future periods. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance may differ from expectations; the possibility that our planned investment initiatives will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings or commercial disputes; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to grow our subscriber base, increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018 filed with the SEC on February 21, 2019 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (Nasdaq:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,700 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact: Angela White Endurance International Group (781) 852-3450 ir@endurance.com	Press Contact: Kristen Andrews Endurance International Group (781) 418-6716 press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited) (in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$88,644	$111,265
Restricted cash	1,932	1,732
Accounts receivable	12,205	10,224
Prepaid domain name registry fees	56,779	55,237
Prepaid commissions	41,458	38,435
Prepaid and refundable taxes	7,235	6,810
Prepaid expenses and other current assets	27,855	23,883

Total current assets	236,108	247,586
Property and equipment—net	92,275	85,925
Operating lease right-of-use assets	—	90,519
Goodwill	1,849,065	1,835,310
Other intangible assets—net	352,516	245,002
Deferred financing costs—net	2,656	1,778
Investments	15,000	15,000
Prepaid domain name registry fees, net of current portion	11,207	11,107
Prepaid commissions, net of current portion	42,472	48,780
Deferred tax asset	—	64
Other assets	5,208	3,015

Total assets	$2,606,507	$2,584,086

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	12,449	10,054
Accrued expenses	79,279	64,560
Accrued taxes	2,498	251
Accrued interest	25,259	23,434
Deferred revenue	371,758	369,475
Operating lease liabilities—short term	—	21,193
Current portion of notes payable	31,606	31,606
Current portion of financed equipment	8,379	790
Deferred consideration—short term	2,425	2,201
Other current liabilities	3,147	2,165

Total current liabilities	536,800	525,729
Long-term deferred revenue	96,140	99,652
Operating lease liabilities—long term	—	78,151
Notes payable—long term, net of original issue discounts of $21,349 and $16,859, and deferred financing costs of $31,992 and $25,690, respectively	1,770,055	1,649,867
Deferred tax liability	16,457	27,097
Deferred consideration—long term	1,364	—
Other liabilities	11,237	6,636

Total liabilities	2,432,053	2,387,132

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 143,444,515 and 146,259,868 shares issued at December 31, 2018 and December 31, 2019, respectively; 143,444,178 and 146,259,868 outstanding at December 31, 2018 and December 31, 2019, respectively	14	15
Additional paid-in capital	961,235	996,958
Accumulated other comprehensive loss	(3,211)	(4,088)
Accumulated deficit	(783,584)	(795,931)

Total stockholders’ equity	174,454	196,954

Total liabilities and stockholders’ equity	$2,606,507	$2,584,086

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Revenue	$282,395	$277,198	$1,145,291	$1,113,278
Cost of revenue (including impairment of $7,315 and $25,207, respectively, for the three and twelve months ended December 31, 2019)	127,140	126,100	520,737	510,296

Gross profit	155,255	151,098	624,554	602,982

Operating expense:
Sales and marketing	67,691	66,798	265,424	258,019
Engineering and development	23,421	29,078	87,980	106,377
General and administrative	28,992	25,141	124,204	117,967
Gain on sale of business	—	(40,700)	—	(40,700)
Impairment of goodwill	—	12,333	—	12,333

Total operating expense	120,104	92,650	477,608	453,996

Income from operations	35,151	58,448	146,946	148,986

Other income (expense):
Interest income	369	312	1,089	1,222
Interest expense	(37,557)	(34,368)	(149,480)	(144,676)

Total other (expense) income—net	(37,188)	(34,056)	(148,391)	(143,454)

(Loss) income before income taxes and equity earnings of unconsolidated entities	(2,037)	24,392	(1,445)	5,532
Income tax (benefit) expense	(15,072)	14,839	(6,246)	17,879

Income (loss) before equity earnings of unconsolidated entities	13,035	9,553	4,801	(12,347)

Equity loss of unconsolidated entities, net of tax	265	—	267	—

Net income (loss)	$12,770	$9,553	$4,534	$(12,347)

Net income (loss) attributable to Endurance International Group Holdings, Inc.	$12,770	$9,553	$4,534	$(12,347)

Comprehensive income (loss):
Foreign currency translation adjustments	256	456	(2,233)	(598)
Unrealized (loss) gain on cash flow hedge, net of taxes of ($763) and ($98) for the three months ended December 31, 2018 and 2019, respectively and ($137) and $102 for the twelve months ended December 31, 2018 and 2019, respectively	(2,433)	332	(437)	(279)

Total comprehensive income (loss)	$10,593	$10,341	$1,864	$(13,224)

Net income (loss) per share attributable to Endurance International Group Holdings, Inc.—basic	$0.09	$0.07	$0.03	$(0.09)

Net income (loss) per share attributable to Endurance International Group Holdings, Inc.—diluted	$0.09	$0.07	$0.03	$(0.09)

Weighted-average number of common shares used in computing net income (loss) per share attributable to Endurance International Group Holdings, Inc.—basic	143,415,944	146,231,482	142,316,993	145,259,691

Weighted-average number of common shares used in computing net income (loss) per share attributable to Endurance International Group Holdings, Inc.—diluted	145,228,986	146,426,817	145,669,760	145,259,691

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Cash flows from operating activities:
Net income (loss)	$12,770	$9,553	$4,534	$(12,347)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	11,454	11,566	48,207	44,951
Amortization of other intangible assets from acquisitions	25,258	21,046	103,148	85,183
Amortization of deferred financing costs	1,746	1,848	6,454	7,179
Amortization of net present value of deferred consideration	62	20	373	163
Amortization of original issuance discount	1,096	1,154	4,305	4,490
Impairment of long-lived assets	—	7,315	—	25,207
Impairment of goodwill	—	12,333	—	12,333
Stock-based compensation	7,132	8,179	29,064	35,692
Deferred tax (benefit) expense	(19,277)	8,727	(10,438)	10,669
Gain on sale of business	—	(40,700)	—	(40,700)
Loss on sale of assets	7	35	198	163
Loss of unconsolidated entities	265	—	267	—
Financing costs expensed	—	—	1,228	—
Loss on early extinguishment of debt	—	—	331	—
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	1,929	1,951	3,616	1,985
Prepaid and refundable taxes	550	6,403	(2,896)	495
Prepaid expenses and other current assets	(7,267)	(1,251)	(4,564)	3,857
Leases right-of-use asset, net	—	261	—	656
Accounts payable and accrued expenses	23,051	1,927	5,040	(21,565)
Deferred revenue	(9,817)	(4,074)	(6,315)	3,562

Net cash provided by operating activities	48,959	46,293	182,552	161,973

Cash flows from investing activities:
Businesses acquired in purchase transaction, net of cash acquired	—	—	—	(8,875)
Purchases of property and equipment	(23,537)	(12,330)	(45,880)	(39,126)
Proceeds from sale of assets	—	51,000	6	51,001
Purchases of intangible assets	(8)	—	(8)	—

Net cash (used in) provided by investing activities	(23,545)	38,670	(45,882)	3,000

Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	1,580,305	—
Repayment of term loan	(25,000)	(55,980)	(1,681,094)	(130,980)
Payment of financing costs	—	—	(1,580)	—
Payment of deferred consideration	—	—	(4,500)	(2,500)
Principal payments on financed equipment	(1,830)	(1,857)	(7,439)	(8,189)
Proceeds from exercise of stock options	131	5	887	31

Net cash used in financing activities	(26,699)	(57,832)	(113,421)	(141,638)

Net effect of exchange rate on cash and cash equivalents and restricted cash	355	(431)	(1,791)	(914)

Net (decrease) increase in cash and cash equivalents and restricted cash	(930)	26,700	21,458	22,421

Cash and cash equivalents and restricted cash:
Beginning of period	91,506	86,297	69,118	90,576

End of period	$90,576	$112,997	$90,576	$112,997

Supplemental cash flow information:
Interest paid	$24,006	$21,920	$134,145	$132,805
Income taxes paid	$416	$3,014	$4,141	$4,728
Supplemental disclosure of non-cash financing activities:
Assets acquired under equipment financing	$1,179	$—	$1,179	$—

GAAP to Non-GAAP reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
	(in thousands)
Net income (loss)	$12,770	$9,553	$4,534	$(12,347)
Interest expense–net(1)	37,188	34,056	148,391	143,454
Income tax (benefit) expense	(15,072)	14,839	(6,246)	17,879
Depreciation	11,454	11,566	48,207	44,951
Amortization of other intangible assets	25,258	21,046	103,148	85,183
Stock-based compensation	7,132	8,179	29,064	35,692
Restructuring expenses	347	(13)	3,368	1,992
Gain on sale of business	—	(40,700)	—	(40,700)
Loss of unconsolidated entities	265	—	267	—
Impairment of goodwill and other long-lived assets	—	19,648	—	37,540
Shareholder litigation reserve	—	—	7,325	—

Adjusted EBITDA	$79,342	$78,174	$338,058	$313,644 *

(1)	Interest expense includes impact of amortization of deferred financing costs, original issue discounts and interest income.
(*)

Excluding SinglePlatform, which contributed approximately $4.0 million in adjusted EBITDA (excluding the impact of corporate cost allocations) in 2019, adjusted EBITDA would have been approximately $309.6 million.

GAAP to Non-GAAP reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
Cash flow from operations	$48,959	$46,293	$182,552	$161,973
Less:
Capital expenditures and financed equipment obligations(1)	(25,367)	(14,187)	(53,319)	(47,315)

Free cash flow	$23,592	$32,106	$129,233	$114,658

(1)

Capital expenditures during the three and twelve months ended December 31, 2018 includes $1.8 million and $7.4 million of principal payments under a three year agreement for equipment financing. Capital expenditures during the three and twelve months ended December 31, 2019 includes $1.9 million and $8.2 million of principal payments under a two year agreement for equipment financing. The remaining balance on the equipment financing is $0.8 million as of December 31, 2019.

Average Revenue Per Subscriber - Calculation and Segment Detail

We present our financial results in the following three segments:

•

Web presence. The web presence segment consists primarily of our web hosting brands, including Bluehost and HostGator. This segment also includes related products such as domain names, website security, website design tools and services, and e-commerce products.

•

Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products. This segment also generates revenue from sales of our Constant Contact branded website builder tool and our Ecomdash inventory management and marketplace listing solution. For most of 2019, the email marketing segment also included the SinglePlatform digital storefront business, which we sold on December 5, 2019.

•

Domain. The domain segment consists of domain-focused brands such as Domain.com, ResellerClub and LogicBoxes as well as certain web hosting brands that are under common management with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking. It also resells domain names and domain management services to our web presence segment.

The following table presents the calculation of ARPS, on a consolidated basis and by segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
	(in thousands, except ARPS)
Consolidated revenue	$282,395	$277,198	$1,145,291	$1,113,278
Consolidated total subscribers	4,802	4,766	4,802	4,766
Consolidated average subscribers	4,827	4,778	4,927	4,793
Consolidated ARPS	$19.50	$19.34	$19.37	$19.35

Web presence revenue	$147,712	$143,351	$605,315	$576,704
Web presence subscribers	3,639	3,567	3,639	3,567
Web presence average subscribers	3,661	3,573	3,744	3,603
Web presence ARPS	$13.45	$13.37	$13.47	$13.34

Email marketing revenue	$103,340	$102,688	$410,052	$410,672
Email marketing subscribers (1)	497	468	497	468
Email marketing average subscribers	498	484	508	492
Email marketing ARPS	$69.22	$70.70	$67.28	$69.58

Domain revenue	$31,343	$31,159	$129,924	$125,902
Domain subscribers	666	731	666	731
Domain average subscribers	668	721	675	698
Domain ARPS	$15.63	$14.42	$16.05	$15.02

(1)

The total email marketing subscriber count as of December 31, 2019 includes approximately 1,300 subscribers added as part of the September 2019 acquisition of Ecomdash and reflects a decrease of approximately 23,000 subscribers due to the December 2019 sale of the SinglePlatform business.

The following table presents a reconciliation by segment of net (loss) income calculated in accordance with GAAP to adjusted EBITDA:

	Three Months Ended December 31, 2019
	Web presence	Email marketing	Domain	Total
	(in thousands)
Revenue(1)	$143,351	$102,688	$31,159	$277,198
Gross profit	74,629	73,669	2,800	151,098

Net (loss) income	$(24,605)	$44,764	$(10,606)	$9,553
Interest expense, net(2)	15,926	17,723	407	34,056
Income tax expense	7,672	5,498	1,669	14,839
Depreciation	8,326	2,360	880	11,566
Amortization of other intangible assets	9,306	11,632	108	21,046
Stock-based compensation	4,400	2,701	1,078	8,179
Restructuring expenses	—	(13)	—	(13)
Gain on sale of business	—	(40,700)	—	(40,700)
(Gain) loss of unconsolidated entities	—	—		—
Impairment of goodwill and other long-lived assets	12,333	—	7,315	19,648
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$33,358	$43,965	$851	$78,174

	Twelve Months Ended December 31, 2019
	Web presence	Email marketing	Domain	Total
	(in thousands)
Revenue(1)	$576,704	$410,672	$125,902	$1,113,278
Gross profit	293,679	295,068	14,235	602,982

Net (loss) income	$(44,886)	$67,412	$(34,873)	$(12,347)
Interest expense, net(2)	66,779	72,826	3,849	143,454
Income tax expense	9,261	6,600	2,018	17,879
Depreciation	32,344	9,027	3,580	44,951
Amortization of other intangible assets	36,906	45,876	2,401	85,183
Stock-based compensation	19,086	12,307	4,299	35,692
Restructuring expenses	752	1,207	33	1,992
Gain on sale of business	—	(40,700)	—	(40,700)
(Gain) loss of unconsolidated entities	—	—	—	—
Impairment of goodwill and other long-lived assets	12,333	—	25,207	37,540
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$132,575	$174,555	$6,514	$313,644

	Three months ended December 31, 2018
	Web presence	Email marketing	Domain	Total
	(in thousands)
Revenue(1)	$147,712	$103,340	$31,343	$282,395
Gross profit	72,441	73,114	9,700	155,255

Net (loss) income	$(1,985)	$16,278	$(1,523)	$12,770
Interest expense, net(2)	17,453	17,451	2,284	37,188
Income tax benefit	(5,921)	(7,894)	(1,257)	(15,072)
Depreciation	8,146	2,407	901	11,454
Amortization of other intangible assets	11,208	13,384	666	25,258
Stock-based compensation	3,934	2,470	728	7,132
Restructuring expenses	481	(134)	—	347
Loss of unconsolidated entities	265	—	—	265
Impairment of goodwill and other long-lived assets	—	—	—	—
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$33,581	$43,962	$1,799	$79,342

	Twelve months ended December 31, 2018
	Web presence	Email marketing	Domain	Total
	(in thousands)
Revenue(1)	$605,315	$410,052	$129,924	$1,145,291
Gross profit	297,590	288,023	38,941	624,554

Net (loss) income	$(22,534)	$38,628	$(11,560)	$4,534
Interest expense, net(2)	70,956	68,317	9,118	148,391
Income tax (benefit) expense	(4,961)	115	(1,400)	(6,246)
Depreciation	32,915	11,497	3,795	48,207
Amortization of other intangible assets	47,020	53,100	3,028	103,148
Stock-based compensation	16,000	9,638	3,426	29,064
Restructuring expenses	2,135	589	644	3,368
Loss of unconsolidated entities	267	—	—	267
Impairment of goodwill and other long-lived assets	—	—	—	—
Shareholder litigation reserve	4,780	1,500	1,045	7,325

Adjusted EBITDA	$146,578	$183,384	$8,096	$338,058

(1)

Revenue excludes intercompany transactions between the domain and web presence segments relating to domain sales and services of $2.4 million and $2.3 million for the three months ended December 31, 2018 and 2019, respectively, and $10.0 million and $9.8 million for the twelve months ended December 31, 2018 and 2019, respectively.

(2)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2020 Guidance (as of February 6, 2020) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2020 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2020 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2020
Estimated cash flow from operations	$160
Estimated capital expenditures and financed equipment obligations	(50)

Free cash flow guidance	$110